EXHIBIT 10.3

LEASE PURCHASE AGREEMENT

BY AND BETWEEN

PETRO RESOURCES CORPORATION (IN TEXAS D/B/A PRCT, INC.)

AND

THE MERIDIAN RESOURCE & EXPLORATION LLC

DATED JANUARY 10, 2006

i

(continued)

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11.11	Severability	25
11.12	Publicity	25
11.13	No Third Party Beneficiaries	26
11.14	Exhibits	26
11.15	Captions	26
11.16	Drafting of Agreement	26
11.17	Further Assurances	26
11.18	Costs and Expenses	26
11.19	Counterparts	26

EXHIBITS

Exhibit A - Description of Leases
Exhibit B-1 - Form of Lease Assignment
Exhibit B-2 - Form of Lease Option Agreement Assignment

SCHEDULES

Schedule 4.1(f) -- Required Consents and Notifications

LEASE PURCHASE AGREEMENT

This Lease Purchase Agreement (this "Agreement") dated as of January 10, 2006, by and between PETRO RESOURCES CORPORATION, a Delaware corporation, doing business in the State of Texas as PRCT, Inc. ("PRCT"), and THE MERIDIAN RESOURCE & EXPLORATION LLC, a Delaware limited liability company ("Meridian"). PRCT and Meridian are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

WHEREAS, PRCT owns the Leases (as defined below) and the "Lease Option" under the Lease Option Agreement (as defined below); and

WHEREAS, PRCT desires to convey to Meridian, and Meridian desires to acquire from PRCT, an undivided seventy-five percent (75%) of PRCT's entire interests in and to such Leases and Lease Option on the terms and conditions set forth herein; and

WHEREAS, Meridian desires to participate with PRCT in the drilling of certain wells on the Subject Lands (as defined below) on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINED TERMS

1.1 Definitions. The defined terms used in this Agreement, shall, unless the context otherwise requires, have the meanings specified in this Article I, with each such definition being equally applicable both to the singular and the plural forms of the terms so defined.

(a) "Actions" means any action, claim, suit, arbitration, inquiry, proceeding, investigation or audit by or before any court or any Governmental Authority.

(b) "Affiliate" means, when used with respect to any party, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such party, or (b) which beneficially owns or holds more than 50% of any class of voting stock (or in the case of a Person which is not a corporation, more than 50% of any class of equity interest) of such party, or (c) more than 50% of any class of whose voting stock (or in the case of a Person which is not a corporation, more than 50% of any class of whose equity interest) is beneficially owned or held by such party and its Affiliates. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct of cause the direction of the management or policies of a Person, whether through the ownership of voting stock or any equity interest, by contract or otherwise.

(c) "AMI" shall be as defined in Section 5.5.

(d) "AMI Leases" shall mean any oil and gas leasehold interest covering lands located within the AMI with respect to which a Party elected to acquire its proportionate interest pursuant to the provisions of Section 5.5. If a determination of whether a leasehold interest constitutes an AMI Lease must be made at a point in time when the time period under Section 5.5 for a Party to elect to acquire its interest is still extant and the Party timely elects to acquire its interest, then such leasehold interest shall constitute an AMI Lease as of the time of such determination.

(e) "Applicable Operating Agreement" means the Initial Operating Agreement or such other operating agreement as may, by mutual agreement, be entered into by the Parties after the Closing that governs and controls operations on all or part of the AMI, as applicable.

(f) "Assignments" shall be as defined in Section 5.1.

(g) "Assumed Liabilities" means any Covered Liabilities arising out of or attributable to the ownership, use, maintenance or operation of the Subject Interests subsequent to Closing.

(h) "Business Day" means any day which is not a Saturday, Sunday or legal holiday recognized by the United States of America.

(i) "Closing" means the consummation of the transactions contemplated by Article VII.

(j) "Closing Date" means January 10, 2006.

(k) "Covered Liabilities" means any and all debts, losses, liabilities, duties, claims, damages, obligations, payments (including those arising out of any demand, assessment, settlement, judgment or compromise relating to any actual or threatened Action), taxes, costs and expenses (including any attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending any Action), whether or not the same are, as of the date hereof, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including any of the foregoing arising under, out of or in connection with any Action, any order or consent decree of any Governmental Authority, any award of any arbitrator, or any Law, contract, commitment or undertaking.

(l) "Defensible Title" shall be as defined in Section 5.7.

(m) "Excluded Liabilities" means any Covered Liabilities arising out of or attributable to the ownership, use, maintenance or operation of the Subject Interests and relating specifically to acts or omissions during the period from the date of the relevant Lease to the date of Closing.

(n) "Exploration Agreement" means that certain Exploration Agreement by and between PRCT and Meridian, executed on the date of execution of this Agreement.

           (o) "Governmental Authority" means (i) the United States of America, (ii) any state, county, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state, county, municipality or other governmental subdivision with the United States of America.

(p) "Hydrocarbons" means (i) crude oil, natural gas and other liquid or gaseous hydrocarbons and (ii) all minerals and substances produced with or extracted, separated, processed or produced from crude oil, natural gas or other liquid or gaseous hydrocarbons.

(q) "Indemnified Party" shall be as defined in Section 10.3.

(r) "Initial Operating Agreement" means a Joint Operating Agreement by and between Meridian, as operator, and PRCT, as non-operator, executed on the date of execution of this Agreement.

(s) "Law" means all applicable statutes, laws, ordinances, regulations, rules, rulings, orders, decrees or other official acts of any Governmental Authority.

(t) "Leases" means the oil and gas leases described in Exhibit A.

            (u) "Lease Option Agreement" means that certain Lease Option Agreement dated effective September 14, 2005, by and between Black Stone Acquisitions Partners I, L.P., and Sugarberry Oil & Gas Corporation, as Optionors, and PRCT, as Optionee.

            (v) "Lien" means any lien, mortgage, charge, penalty, restriction, security, interest, collateral assignment, pledge, sale or purchase contract, option, call or dedication, right of first refusal or other preferential purchase right, reservation, condition, sublease, license, area of mutual interest agreement, operating agreement, processing contract, farmout or development agreement, drilling or service contract, easement or right-of-way, pooling or unitization order or agreement, or other encumbrance or similar agreement.

(w) "Meridian Indemnified Parties" shall be as defined in Section 10.1.

(x) "Net Revenue Interest" means, with respect to any Lease, an interest (expressed as a percentage or decimal fraction) in and to all Hydrocarbons produced and saved from or attributable to the Subject Lands covered by such Lease, after giving effect to all royalties, overriding royalties and other burdens upon, measured by, or payable out of production therefrom.

(y) "Party" shall be as defined in the preamble of this Agreement.

(z) "Permits" means all permits, licenses, consents, approvals and filings which the lessee under the Leases is required to obtain, have or make pursuant to any

Law or with or from any Governmental Authority to permit or allow such lessee to conduct any exploration, development, production, processing, abandonment or other operations or activities with respect to the Leases or the Subject Lands.

(aa) "Permitted Encumbrances" means (A) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the agreements, instruments and other documents which create PRCT's Interest (including the Leases and the Lease Option Agreement), provided that the same (i) do not reduce the Net Revenue Interest below that set forth in Exhibit A or (ii) do not increase the Working Interest above that set forth in Exhibit A without a proportionate increase in the Net Revenue Interest for the applicable Lease; (B) statutory and conventional liens securing payments to operators, mechanics and materialmen or others, payments of taxes or other claims or payment obligations that are, in each case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business; (C) any obligations or duties to any municipality or public authority with respect to any franchise, grant, certificate, license or permit; (D) any easements, rights-of-way, servitudes, permits and other rights in respect of surface operations, pipelines or the like, and easements for pipelines, power lines and other similar rights-of-way, and encroachments, on, over or in respect of any of the Leases that do not, individually or in the aggregate, unreasonably or materially interfere with the operation of the Leases for exploration and production of Hydrocarbons or related operations; (E) all royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests, calls on production and other burdens on or deductions from the proceeds of production that do not operate to (i) reduce the Net Revenue Interest below that set forth in Exhibit A or (ii) increase the Working Interest above that set forth in Exhibit A without a proportionate increase in the Net Revenue Interest for the applicable Lease; and (F) conventional rights of reassignment prior to abandonment. For the avoidance of doubt, the terms and provisions of the Leases and the Lease Option Agreement shall constitute Permitted Encumbrances.

(bb) "Person" means any individual, firm, corporation, partnership, joint venture, trust, unincorporated organization, Governmental Authority, or other entity or organization.

(cc) "Post-Closing Defect Notice Date" shall be as defined in Section 5.6.

(dd) "PRCT Indemnified Parties" shall be as defined in Section 10.2.

(ee) "PRCT's Interest" means, when used with respect to any Lease or the Lease Option Agreement, all of PRCT's right, title and interest therein.

(ff) "PRCT's Retained Interest" means PRCT's Interest save, less and except the Subject Interests.

(gg) "Preference Right" means any right or agreement that enables or may enable any Person to purchase or acquire any Subject Interest or any interest therein or portion thereof as a result of or in connection with (i) the sale, assignment, encumbrance or other transfer of any Subject Interest or any interest therein or portion thereof or (ii)

the execution or delivery of this Agreement or any Assignment or the consummation or performance of the terms and conditions contemplated by this Agreement or any Assignment.

        (hh) "Purchase Price" shall be as defined in Section 3.1.

        (ii) "Related Agreements" shall mean the Assignments, the Initial Operating Agreement and the Exploration Agreement.

        (jj) "Subject Interests" means an undivided seventy-five percent (75%) interest in and to PRCT's Interest in the Leases and the Lease Option Agreement.

        (kk) "Subject Lands" means (i) the lands covered by the Leases and (ii) all lands now or hereafter pooled or unitized with the lands described in clause (i) above or with portions thereof.

        (ll) "Third Party Liabilities" means any Covered Liabilities to the extent the same arise out of or result from any claim, demand or cause of action (or threatened cause of action) which is at any time made, asserted or threatened against a Meridian Indemnified Party by a Person which is not a Meridian Indemnified Party or an Affiliate of a Meridian Indemnified Party.

(mm) "Title Defect" shall be as defined in Section 5.7.

(nn) "Title Defect Amount" shall be as defined in Section 5.8.

(oo) "Working Interest" means, with respect to any Lease, an interest (expressed as a percentage or decimal fraction) in and to such Lease and all rights and obligations of every kind and character appurtenant thereto, or arising therefrom, without regard to any royalties, overriding royalties or other encumbrances or charges against production therefrom, insofar as such interest is burdened with the obligations to bear and pay costs and expenses attributable to the maintenance, development and operation of the leasehold interest in Hydrocarbons in and under the Subject Lands covered by such Lease.

1.2 References, Gender, Number. All references in this Agreement to an "Article," "Section," or "subsection" shall be to an Article, Section or subsection of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural. The word "including" means "including without limitation".

ARTICLE II
AGREEMENT TO CONVEY

Subject to the terms and conditions of this Agreement, PRCT agrees to assign and convey to Meridian, and Meridian agrees to acquire from PRCT, the Subject Interests.

ARTICLE III
CONSIDERATION AND PAYMENT

3.1 Consideration. The consideration for the assignment and conveyance of the Subject Interests is Three Million Nine Hundred Fifty-Three Thousand Seven Hundred Eighty-Five and No/100 Dollars ($3,953,785.00) (the "Purchase Price").

3.2 Payment. The Purchase Price provided for in Section 3.1 shall be paid by Meridian to PRCT at Closing by wire transfer of immediately available funds to Whitney National Bank, River Oaks Branch, Houston, Texas ABA 113000968 FAO: Petro Resources Corporation Account Number 7502-75588.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of PRCT. PRCT represents and warrants to Meridian as of the date hereof as follows:

(a) Organization and Qualification. PRCT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and in the State of Texas, doing business as PRCT, Inc., and has the requisite corporate power to carry on its business as it is now being conducted. PRCT is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the character of the property or assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary and the failure so to qualify or be licensed would have a material adverse effect on the transactions or performance contemplated under this Agreement.

(b) Non-Foreign Status. PRCT is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Sections 1445 and 7701.

(c) No Investment Company. PRCT is not (a) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) subject in any respect to the provisions of that Act.

(d) Authority. PRCT has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of PRCT.

        (e) Enforceability. This Agreement constitutes a valid and binding agreement of PRCT enforceable against it in accordance with its terms, subject to:

        (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors,

(ii) general principles of equity, and

(iii) the powers of a court to deny enforcement of remedies generally based upon public policy.

(f) No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by PRCT will:

(i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of PRCT; or

(ii) be rendered void or ineffective by or under the terms, conditions or provisions of any agreement, instrument or obligation to which PRCT is a party or is subject or by which any of its properties or assets are bound;

provided that, the consents and waivers of third Persons expressly described and set forth in Section 4.1(f) are obtained as provided herein.

(g) Consents. Except for the consents and notifications expressly described and set forth in Schedule 4.1(f), and subject to obtaining, satisfying or complying with any Permits, no consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by PRCT or for or in connection with the consummation of the transactions and performance of the obligations of PRCT hereunder.

(h) Actions; Orders.

(i) There are no Actions pending or, to the knowledge of PRCT, threatened against PRCT or any Affiliate of PRCT which relate to the Leases or the Lease Option Agreement or the transactions contemplated by this Agreement.

(ii) Except for orders of general applicability to oil and gas operators in Texas, and except for Permits, there is no judgment or outstanding order, injunction, decree or award rendered by any Governmental Authority by which PRCT or any Affiliate of PRCT is bound and which relates to the Leases or the Lease Option Agreement or the transactions contemplated by this Agreement.

(i) Brokerage Fees and Commissions. PRCT has not incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement for which Meridian shall incur any liability.

(j) Compliance with Leases; Status of Operations. Except for Permitted Encumbrances,

(i) the Leases and the Lease Option Agreement have not been amended or modified;

(ii) to the actual knowledge of PRCT, there are no violations or breaches thereof by PRCT or existing facts or circumstances which upon notice or the passage of time or both will constitute a violation or breach thereof by PRCT;

(iii) no notice of any alleged default or non-compliance by PRCT with respect to the Leases or the Lease Option Agreement or operations with respect thereto has been received by PRCT or any Affiliate of PRCT; and

(iv) PRCT is not participating in any discussions or negotiations regarding amendment or modification of the Leases or the Lease Option Agreement.

Neither PRCT nor any of its Affiliates has conducted or caused to be conducted any drilling or other operations on the Subject Lands and, to PRCT's knowledge, no third Person has conducted any such operations on the Subject Lands under the terms of any of the Leases.

(k) Preference Rights. Neither PRCT nor any Affiliate of PRCT has entered into any agreement that makes the Leases or the Lease Option Agreement subject to any Preference Rights and neither PRCT nor any Affiliate of PRCT is bound by any Preference Right affecting any of the Leases or the Lease Option Agreement, other than this Agreement, the Exploration Agreement and the Initial Operating Agreement.

(l) Contracts and Leases. Set forth in Exhibit A is a true and correct description of each contract, agreement, or similar arrangement entered into by PRCT or its Affiliates to which any of the Leases is subject which:

(i) is a contract for the sale, purchase, processing or transportation of, or creates a purchase option, right of first refusal or call on, any Hydrocarbons produced from or attributable to the Subject Lands or Leases;

(ii) creates any area of mutual interest with respect to the acquisition by PRCT or its assigns of any interest in any Hydrocarbons, lands or assets;

(iii) creates or evidences any Preference Right affecting any Lease or interest therein, whether or not applicable to the transactions contemplated by this Agreement; or

(iv) creates or evidences a joint operating agreement, unitization agreement, pooling agreement, farmout agreement, farmin agreement,

participation agreement, joint venture agreement, partnership agreement or similar agreement.

(m) Tax Partnerships. The Leases are not subject to any tax partnership agreement or provisions requiring a partnership income tax return to -be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

(n) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or, to the knowledge of PRCT, threatened against PRCT.

(o) PRCT's Knowledge. PRCT has no actual knowledge of any fact which results in any representation or warranty of Meridian in Section 4.2 being breached. If after Closing PRCT obtains knowledge of any fact which results in any representation or warranty of Meridian in Section 4.2 being breached, PRCT will promptly furnish Meridian written notice thereof.

All representations and warranties of PRCT contained in this Agreement and the special warranty of title set forth in the Assignments are exclusive, and are given in lieu of all other representations and warranties, express, implied or statutory. THERE ARE NO COVENANTS, REPRESENTATIONS OR WARRANTIES THAT EXTEND BEYOND THE FACE OF THIS AGREEMENT. THE EXPRESS COVENANTS, REPRESENTATIONS AND WARRANTIES OF PRCT CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF, AND PRCT EXPRESSLY DISCLAIMS AND NEGATES, AND MERIDIAN HEREBY WAIVES, ALL OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE.

AS EXAMPLES AND FOR THE AVOIDANCE OF DOUBT, BUT WITHOUT LIMITATION OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4.1 OF THIS AGREEMENT AND THE SPECIAL WARRANTY OF TITLE TO THE SUBJECT INTERESTS CONTAINED IN THE ASSIGNMENT, THE SUBJECT INTERESTS SHALL BE CONVEYED AND ACCEPTED PURSUANT HERETO WITHOUT ANY OTHER COVENANT, REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO (A) THE QUANTITY, QUALITY, CONDITION, SIZE, WEIGHT, SERVICEABILITY, CONFORMITY TO SAMPLES OF MODELS, (B) ANY OTHER ASPECT OR CONDITION OF THE SUBJECT INTERESTS, ALL OF WHICH SHALL BE CONVEYED BY PRCT TO MERIDIAN AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND WITHOUT ANY COVENANTS, REPRESENTATIONS OR WARRANTIES, WHATSOEVER OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, (C) THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO MERIDIAN BY, ON BEHALF OF OR AT THE DIRECTION OF PRCT IN CONNECTION WITH THIS AGREEMENT INCLUDING THAT RELATIVE TO PRICING ASSUMPTIONS, QUALITY, QUANTITY OR VOLUMES OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE SUBJECT INTERESTS OR THE ABILITY OR POTENTIAL OF THE SUBJECT

INTERESTS OR THE SUBJECT LANDS TO PRODUCE HYDROCARBONS, (D) THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE SUBJECT LANDS, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS, OR NATURALLY OCCURRING RADIOACTIVE MATERIALS, IT BEING AGREED BY MERIDIAN THAT ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO MERIDIAN HAVE BEEN AND WILL BE PROVIDED TO MERIDIAN AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST PRCT AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT MERIDIAN'S SOLE RISK. TO THE MAXIMUM EXTENT PERMITTED BY LAW, (E) TITLE TO OR THE OWNERSHIP OR OPERATION OF THE SUBJECT INTERESTS OR ANY PART THEREOF AND (F) THE ACCURACY OR COMPLETENESS OF ANY REPORT, ASSESSMENT OR OTHER MATERIAL PURPORTING TO ASSESS OR ALLOCATE PRODUCTION, RESERVES OR VALUE TO ANY SUBJECT INTERESTS OR THE SUBJECT LANDS. PRCT AND MERIDIAN ACKNOWLEDGE THAT THE WAIVERS AND DISCLAIMERS IN THIS SECTION ARE CONSPICUOUS.

4.2 Representations and Warranties of Meridian. Meridian represents and warrants to PRCT as of the date hereof as follows:

(a) Organization and Qualification. Meridian is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to carry on its business as it is now being conducted. Meridian is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the character of the property or assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary and the failure so to qualify or be licensed would have a material adverse effect on the transactions or performance contemplated under this Agreement.

(b) Authority. Meridian has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Meridian.

(c) Enforceability. This Agreement constitutes a valid and binding agreement of Meridian enforceable against it in accordance with its terms, subject to:

(i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors,

(ii) general principles of equity, and

(iii) the power of a court to deny enforcement of remedies generally based upon public policy.

(d) No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Meridian will:

(i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of Meridian; or

(ii) by rendered void or ineffective by or under the terms, conditions or provisions of any agreement, instrument or obligation to which Meridian is a party or is subject or by which any of its properties or assets are bound.

(e) Consents. Subject to obtaining, satisfying or complying with any Permits, no consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by Meridian or for or in connection with the consummation of the transactions and performance of the obligations of Meridian hereunder.

(f) Actions; Orders.

(i) There are no Actions pending or, to the knowledge of Meridian, threatened against Meridian or any Affiliate of Meridian which relate to the transactions contemplated by this Agreement.

(ii) Except for orders of general applicability to oil and gas operators in the State of Texas, and except for Permits, there is no judgment or outstanding order, injunction, decree or award rendered by any Governmental Authority by which Meridian or any Affiliate of Meridian is bound and which relates to the transactions contemplated by this Agreement.

(g) Brokerage Fees and Commissions. Meridian has not incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement for which PRCT shall incur any liability.

(h) Independent Evaluation. Meridian acknowledges that it is an experienced and knowledgeable investor in the oil and gas business, and the business of purchasing, owning, developing and operating oil and gas properties such as the Subject Interests. Meridian represents and acknowledges that it has had access to the Subject Interests, the Leases, the Lease Option Agreement and the lands subject thereto, the officers, and employees of PRCT, and to the books, records and files of PRCT relating to the Subject Interests, the Leases, the Lease Option Agreement and the lands subject thereto. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Meridian (i) has relied solely upon its own independent due diligence investigation of the Subject Interests, the Leases, the Lease

Option Agreement and the lands subject thereto and upon the representations, warranties, covenants and agreements set forth in this Agreement, and (ii) has been (or has had the opportunity to be) advised by and has relied solely on its own expertise and its own legal, tax, operations, reservoir engineering and other professional counsel and advisors concerning this transaction, the Subject Interests, the Leases, the Lease Option Agreement and the lands subject thereto, and the value thereof. In addition, Meridian acknowledges that in connection with any environmental or title review, Meridian has been advised by and shall rely solely on its own expertise, its own legal counsel and any advisors or experts concerning matters relating to title, environmental compliance and liabilities and upon the representations, warranties, covenants and agreements set forth in this Agreement.

(i) Qualification. As of Closing Meridian is, and thereafter shall continue to be, qualified with all applicable Governmental Authorities to own and operate the Leases and the lands covered thereby, including any bonding requirements of such Governmental Authorities.

(j) Securities Laws. Meridian is acquiring the Subject Interests for its own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. § 77a et seq., and any other rules, regulations, and Laws pertaining to the distribution of securities. Meridian has not sought or solicited, nor is Meridian participating with, investors, partners or other third parties in order to fund the Purchase Price and to close this transaction, and all funds used by Meridian in connection with this transaction are Meridian's own funds.

(k) No Holding Company. Meridian is not (a) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (b) subject in any respect to the provisions of that Act, other than Section 9(a)(2) thereof,

(l) Funds. Meridian has immediately available funds to enable Meridian to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement and the Exploration Agreement.

       (m) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or, to the knowledge of Meridian, threatened against Meridian.

(n) Meridian's Knowledge. Meridian has no actual knowledge of any fact which results in any representation or warranty of PRCT in Section 4.1 being breached. If after Closing Meridian obtains knowledge of any fact which results in any representation or warranty of PRCT in Section 4.1 being breached, Meridian will promptly furnish PRCT written notice thereof.

ARTICLE V
COVENANTS OF PRCT AND MERIDIAN

5.1 Assignments. Upon the terms and subject to the conditions of this Agreement, at the Closing, PRCT and Meridian shall execute and deliver Assignments of the Subject Interests substantially in the forms attached hereto as Exhibits B-1 and B-2 (the "Assignments"). The Assignments delivered to Meridian pursuant to this Agreement shall include a pro rata share (based on the percentage interest assigned) of PRCT's interest in and obligations under all agreements affecting such Subject Interests which are described in Exhibit A insofar as the same are attributable to the period after the effective date of such Assignment.

5.2 Data and Information.

(a) Lease and Land Information. Immediately following the execution of this Agreement, Meridian shall have the right from time to time, without charge, to examine and copy the Leases and the Lease Option Agreement and any and all lease and land information, summaries and plats describing the Leases and the Lease Option Agreement and all title opinions and reports and other title information relating thereto in PRCT's possession or control that have not been previously delivered to Meridian.

(b) Geological and Geophysical Data. Immediately following the execution of this Agreement, Meridian shall have the right from time to time, without charge, to review and analyze all of PRCT's proprietary geological and geophysical data and information, and evaluations and interpretations thereof, and all well logs and information, relating to the AMI or to lands adjacent to any of the AMI insofar as any such data or information relating to such adjacent lands also relates to the AMI, to the full extent that PRCT has the right to make such data and information available to Meridian under the provisions of any relevant license or agreement through which PRCT acquired possession of such data or information and may do so without violating any other legal constraints or legal obligations. MERIDIAN UNDERSTANDS AND AGREES THAT PRCT MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR CONDITION OF THE INFORMATION MADE AVAILABLE TO MERIDIAN PURSUANT TO THIS SUBSECTION OR OF ANY GEOLOGICAL, GEOPHYSICAL, ENGINEERING, ECONOMIC OR OTHER INTERPRETIVE DATA OTHERWISE MADE AVAILABLE BY PRCT TO MERIDIAN PURSUANT TO THIS AGREEMENT. Immediately following the execution of this Agreement, PRCT shall have the right from time to time, without charge, to review and analyze all of Meridian's proprietary geological and geophysical data and information, and evaluations and interpretations thereof, and all well logs and information, relating to the AMI or to lands adjacent to any of the AMI insofar as any such data or information relating to such adjacent lands also relates to the AMI, to the full extent that Meridian has the right to make such data and information available to PRCT under the provisions of any relevant license or agreement through which Meridian acquired possession of such data or information and may do so without violating any other legal constraints or legal obligations. PRCT UNDERSTANDS AND AGREES THAT MERIDIAN MAKES NO WARRANTIES

OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR CONDITION OF THE INFORMATION MADE AVAILABLE TO PRCT PURSUANT TO THIS SUBSECTION OR OF ANY GEOLOGICAL, GEOPHYSICAL, ENGINEERING, ECONOMIC OR OTHER INTERPRETIVE DATA OTHERWISE MADE AVAILABLE BY MERIDIAN TO PRCT PURSUANT TO THIS AGREEMENT.

5.3 Confidentiality. All data, information and reports furnished or acquired by either Party under this Agreement shall be kept confidential, and each Party agrees to exercise reasonable care and precautions to prevent the publication, dissemination or disclosure of any such data, information and reports or copies thereof, to any third Person whomsoever; provided, however, that each Party shall have the right to make such data, information and reports or copies thereof available to Governmental Authorities, prospective purchasers of leasehold or other interests in Subject Lands or institutional lenders providing financing to such Party, to such Party's consultants for evaluation purposes, to such Party's Affiliates and to such Party's successor by merger or reorganization, provided that permitted disclosures shall be made in such a way as to prevent further disclosure to the greatest extent reasonably possible. The foregoing obligations of confidentiality and non-publication, non-dissemination and non-disclosure shall not apply to (i) information known to the industry or the public at the time of disclosure or that subsequently becomes known to the industry or the public through no fault of the receiving Party, (ii) disclosure that based on the advice of counsel to the disclosing Party is required to be disclosed to comply with any Law, any rule of any securities exchange on which the disclosing Party or any Affiliate of the disclosing Party is listed or the terms of any of the Leases or AMI Leases.

5.4 Best Efforts. Subject to the other terms and conditions of this Agreement, PRCT and Meridian each agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using its best efforts (a) to obtain all consents and file all notices set forth in Schedule 4.1(f). The Parties' respective obligations to use best efforts shall not require or obligate any Party (1) to pay any penalty, premium or consideration to obtain any waiver, consent, approval or election, (2) to modify its rights or obligations under any existing agreement, lease or other contract, or (3) to violate any applicable Law.

5.5 Area of Mutual Interest.

(a) General. An area of mutual interest among the Parties is hereby established consisting of all the lands situated in Motley and Floyd Counties, Texas (the "AMI"), In the event any oil and gas leasehold interests, fee interest, mineral interest (including royalty, overriding royalty, executive rights and non-participating mineral interests) or contractual rights to earn or acquire any such interests are acquired by either Party, by purchase, assignment or otherwise, in lands lying within the AMI following the date of this Agreement and during the time this area of mutual interest provision is in force, the Party acquiring such interest shall give written notice of such acquisition to the other Party identifying the interest acquired and specifying the cost of such acquisition. The Party receiving such notice shall have the right, by giving written notice to the acquiring Party within fifteen (15) days (or forty-eight (48) hours if there is a well drilling in the area which will affect the value of the interest acquired) after receipt of notice of such acquisition, to purchase and acquire an undivided interest in the acquired interest. Each Party shall be entitled to acquire an interest in the proportion that such Party's interest in the Leases bears to the total interest of the Parties in the Leases, being an undivided seventy five percent (75%) for Meridian and an undivided twenty five percent for PRCT (25%). The election to participate in the acquisition must be accompanied by payment of such participating Party's proportionate part of the actual costs of such acquisition, and further the agreement of such Party to bear its proportionate part of the obligations in connection with such acquisition (including, subject to the provisions of the Exploration Agreement, the costs of drilling, if drilling is necessary to earn the acreage sought to be acquired). In the event a part of the consideration concerning the cost of acquisition requires the drilling of an oil or gas well prior to earning an assignment of any oil or gas leasehold or other interests, for the purpose of this paragraph it shall be considered that such oil and gas leasehold or other interests have been acquired and the notice to the non-acquiring Party shall be made as soon as the agreement to acquire the same has been executed. If such Party receiving such notice timely elects to purchase and acquire such undivided interest, the acquiring Party shall transfer such undivided interest to such other Party by assignment without warranty of title, either express or implied, except as to claims of all persons claiming or to claim the same or any part thereof by, through or under the assigning Party. Failure by any Party to respond within said fifteen (15) day (or 48-hour) period in the manner specified shall constitute an election by such Party not to acquire an interest in the acquired interest. In the case of an acquired interest in which both Parties participate, such acquired interest shall be added to and included within the Contract Area under the Operating Agreement and all terms and provisions of the Operating Agreement shall be applicable to such interest and shall govern the exploration, development and operation of such interest. This area of mutual interest agreement shall continue in force for a period of five (5) years after the Closing Date. The provisions of this Section 5.5(a) shall not apply to an acquisition by one Party of the interest of another Party in the Leases or any AMI Leases.

(b) Occidental. Mention is made that Meridian is presently negotiating with Occidental Petroleum Corporation for the purchase of certain oil and gas leasehold interests in lands situated within the AMI. For the avoidance of doubt, it is expressly understood and agreed that any such interests so acquired by Meridian shall be subject to the provisions of this Section 5.5.

(c) Incorporation of AMI in Operating Agreement. Each Operating Agreement shall include or reference the rights and obligations of the Parties under Section 5.5 of this Agreement.

5.6 Post-Closing Title Review.

(a) After Closing, Meridian shall promptly but not later than sixty (60) days following the original Closing Date (the "Post-Closing Defect Notice Date") give PRCT written notice of matters discovered by Meridian after Closing which, in Meridian's opinion, constitute Title Defects and which Meridian intends to assert as a Title Defect with respect to any Lease or portion thereof pursuant to this Section 5.6. In such event, PRCT shall have the right to attempt to cure or remedy any such Title Defects at PRCT's sole cost and expense, and if Title Defects are cured or remedied to Meridian's reasonable satisfaction prior to the expiration of thirty (30) days after the Post-Closing Defect Notice Date, then the Purchase Price shall not be reduced in respect of such cured or remedied Title Defects. If, however, any such Title Defects remain uncured or unremedied thirty (30) days following the Post-Closing Defect Notice Date, then (subject to Section 5.9) the Purchase Price shall be reduced by an amount equal to the aggregate of all Title Defect Amounts with respect to any such Title Defects that then remain uncured or unremedied. To effect such reduction, PRCT shall (subject to Section 5.9), within two (2) Business Days following the expiration of such thirty (30) day period, reimburse Meridian, by wire transfer of immediately available funds, to a bank account designated by Meridian in writing to PRCT prior to the expiration of such thirty (30) day period, in an amount equal to the aggregate of all Title Defect Amounts with respect to such uncured or unremedied Title Defects. In the event any portion of the Purchase Price is reduced in respect of any Title Defect resulting in a total failure of Defensible Title to the Subject Interests related to a particular Lease or portion thereof, then promptly following a request therefor by PRCT, and provided Meridian shall have received reimbursement from PRCT, as above provided, in respect of such Title Defect, Meridian shall execute and deliver to PRCT a quitclaim, in recordable form, of any and all right, title and interest of Meridian in and to such Subject Interest, free and clear of any burdens or encumbrances created by Meridian.

(b) In the event that the Title Defects that are asserted by Meridian pursuant to Section 5.6(a) that constitute Title Defects that are not cured or remedied by PRCT to Meridian's reasonable satisfaction prior to the expiration of such thirty (30) day period provided for in Section 5.6(a) affect more than ten percent (10%) of the net mineral acres covered by the Leases, then Meridian shall have the right, at its sole option, exercisable by giving written notice to PRCT prior to the expiration of fifteen (15) days following such thirty (30) day period, (i) to re-assign to PRCT the Subject Interests, without warranty of title, either express or implied (except for claims of any person or persons lawfully claiming or to claim the same or any part thereof by, through or under Meridian) and otherwise upon terms and conditions substantially as set forth in the Assignments to be delivered by PRCT to Meridian as provided herein, and (ii) to receive back from PRCT the entire amount of the Purchase Price (or adjusted Purchase Price, as the case may be) that was paid by Meridian to PRCT at the Closing pursuant to this Agreement.

(c) In the event that the Title Defects asserted by Meridian pursuant to Section 5.6(a) that constitute Title Defects that are not cured or remedied by PRCT to Meridian's reasonable satisfaction prior to the expiration of such thirty (30) day period provided for in Section 5.6(a) affect more than twenty percent (20%) of the net mineral acres covered by the Leases, then PRCT shall have the right, at its sole option, exercisable by giving written notice to Meridian prior to the expiration of fifteen (15) days following such thirty (30) day period, (i) to require that Meridian re-assign to PRCT the Subject Interests, without warranty of title, either express or implied (except for claims of any person or persons lawfully claiming or to claim the same or any part thereof by, through or under Meridian) and otherwise upon terms and conditions substantially as set forth in the Assignments to be delivered by PRCT to Meridian as provided herein, for a purchase price equal to the entire amount of the Purchase Price (or adjusted Purchase Price, as the case may be) that was paid by Meridian to PRCT at the Closing pursuant to this Agreement.

(d) In the event that either Meridian or PRCT timely exercises the option provided for in Section 5.6(a) or (b) above, such repurchase, assignment and reimbursement shall occur at a closing to be held on the fifth (5th) Business Day following Meridian's notice to PRCT pursuant to Section 5.6(b) or PRCT's notice to Meridian pursuant to Section 5.6(c), as the case may be, at the same place as the Closing unless otherwise mutually agreed by the Parties. Upon any such closing, this Agreement, the Exploration Agreement and each Applicable Operating Agreement shall thereupon terminate and the Parties shall be released from any and all liabilities and obligations hereunder or thereunder.

5.7  Determination of Title Defects. A Lease or portion thereof shall be deemed to have a "Title Defect" if any one or more of the following statements is untrue with respect to such Lease or portion thereof as of the Closing Date:

(a) PRCT has Defensible Title thereto.

(b) All lease bonus, royalties, rentals, Pugh clause payments, shut-in gas payments and other payments due with respect to such Lease or portion thereof have been properly and timely paid.

(c) PRCT is not in default (and there exists no event or circumstance which with notice or the passage of time or both could constitute a default by PRCT) under the terms of such Lease.

(d) All consents to assignment or notices of assignment, if any, which are applicable to or must be complied with in connection with the sale, assignment or transfer contemplated by this Agreement, or any prior sale, assignment or transfer of such Lease or portion thereof, have been obtained and complied with.

The term "Defensible Title" as used herein means, respectively as to the Subject Interest or Subject Interests related to a particular Lease or portion thereof, record title to such Subject Interest that: (i) entitles PRCT to receive and retain, without suspension, reduction or termination, not less than the applicable Net Revenue Interest or Net Revenue Interests specified for such Subject Interest in Exhibit A through plugging, abandonment and salvage of all wells hereafter producing from or attributable to such Subject Interest; (ii) obligates PRCT to bear the costs and expenses attributable to the maintenance, development, and operation of such Subject Interest through plugging, abandonment and salvage of all wells hereafter producing from or attributable to such Subject Interest in an amount not greater than the applicable Working Interest or Working Interests specified for such Subject Interest in Exhibit A unless PRCT's Net

Revenue Interest therein is proportionately increased; and (iii) except for Permitted Encumbrances, is free and clear of all Liens.

5.8  Title Defect Amount. The term "Title Defect Amount" means, with respect to any portion of a Lease affected by a Title Defect, the sum of Two Hundred Twenty-Five and No/100 Dollars ($225.00) per net mineral acre of Subject Lands affected by such Title Defect.

5.9 Title Defect Deductible. Notwithstanding anything to the contrary contained in this Agreement, (a) the Purchase Price shall not be reduced pursuant to Section 5.6 unless Title Defects affect more than two percent (2%) of the aggregate net mineral acres covered by the Leases, and (b) if Title Defects affect more than two percent (2%) of the aggregate net mineral acres covered by the Leases, then any Purchase Price reduction provided for herein shall limited to the extent to which the net mineral acres affected by such Title Defects exceed two percent (2%) of the entire net mineral acres covered by the Leases.

ARTICLE VI
CLOSING CONDITIONS

6.1 PRCT's Closing Conditions. The obligation of PRCT to consummate the transactions contemplated hereby is subject, at the option of PRCT, to the satisfaction on or prior to the Closing Date of all of the following conditions:

(a) Representations, Warranties and Covenants. The (1) representations and warranties of Meridian contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and (2) covenants and agreements of Meridian to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

(b) Officer's Certificate. PRCT shall have received a certificate dated as of the Closing Date, executed by a duly authorized officer of Meridian, to the effect that to such officer's knowledge the conditions set forth in paragraph (a) of this Section 6.1 have been satisfied.

(c) Assignments. Meridian shall have executed and delivered the Assignments and the Initial Operating Agreement prior to or on the Closing Date and complied with its other obligations at Closing.

(d) Consents and Waivers. PRCT shall have received a written consent (in form and substance reasonably satisfactory to Meridian) executed by each of the third parties mentioned in Schedule 4.1(f), consenting to the assignment by PRCT to Meridian of the Leases and/or Lease Option Agreement as to which the assignment thereof requires such third party's consent or approval.

(e) No Action. On the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by PRCT or any of its Affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of this Agreement or recover damages from PRCT resulting therefrom.

6.2 Meridian's Closing Conditions. The obligation of Meridian to consummate the transactions contemplated hereby is subject, at the option of Meridian, to the satisfaction on or prior to the Closing Date of all of the following conditions:

(a) Representations, Warranties and Covenants. The (1) representations and warranties of PRCT contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and (2) covenants and agreements of PRCT to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

(b) Officer's Certificate. Meridian shall have received a certificate dated as of the Closing Date, executed by a duly authorized officer of PRCT, to the effect that to such officer's knowledge the conditions set forth in paragraph (a) of this Section 6.2 have been satisfied.

(c) Assignments. PRCT shall have executed and delivered the Assignments and the Initial Operating Agreement prior to or on the Closing Date and complied with its other obligations at Closing.

(d) No Action. On the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Meridian or any of its Affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of this Agreement or recover damages from Meridian resulting therefrom.

(e) Consents and Waivers. PRCT shall have received and furnished to Meridian a written consent (in form and substance reasonably satisfactory to Meridian) executed by each of the third parties mentioned in Schedule 4.1(f), consenting to the assignment by PRCT to Meridian of the Leases and/or Lease Option Agreement as to which the assignment thereof requires such third party's consent or approval.

(f) Affidavit of Non-foreign Status. Meridian shall have received an Affidavit of Non-foreign Status, substantially in form and substance acceptable to Meridian, which has been properly executed by or on behalf of PRCT.

6.3 Failure to Disclose. The breach by Meridian of its obligation to give notice to PRCT under Section 4,2(n) shall not constitute a failure of the conditions to Closing under Section 6.1. From and after Closing, PRCT shall not have any obligation or liability under this Agreement for any breach of a representation or warranty by PRCT at Closing by reason of any fact or facts of which Meridian had actual knowledge prior to Closing if and to the extent Meridian breached its obligation to give notice of such fact or facts to PRCT pursuant to Section 4.2(n). Likewise, the breach by PRCT of its obligation to give notice to Meridian under Section 4.1(o) shall not constitute a failure of the conditions to Closing under Section 6.2. From and after Closing, Meridian shall not have any obligation or liability under this Agreement for any breach of a representation or warranty by Meridian at Closing by reason of any fact or facts of which PRCT had knowledge prior to Closing if and to the extent PRCT breached its obligation to give notice of such fact or facts to Meridian pursuant to Section 6.2.

ARTICLE VII
CLOSING

7.1 Closing. The Closing shall be held on the Closing Date at 10:00 a.m., Houston time, at the offices of Meridian at 1401 Enclave Parkway, Suite 300, Houston, Texas, or at such other time or place as PRCT and Meridian may otherwise agree in writing.

7.2 PRCT's Closing Obligations. At Closing, PRCT shall execute and deliver, or cause to be executed and delivered, to Meridian the following:

(a) The Assignments (as provided for in Section 5.1), the Exploration Agreement and the Initial Operating Agreement;

(b) The officer's certificate referred to in Section 6.2(b);

(c) The Affidavit of Non-foreign Status referred to in Section 6.2(f); and

(d) Such other documents as may be reasonably necessary to convey all the Subject Interests to Meridian in accordance with the terms and provisions of this Agreement.

At Closing, PRCT shall further deliver to Meridian evidence, reasonably satisfactory to Meridian, of the timely payment by PRCT of all lease bonuses and other payments required to make the Leases effective.

7.3 Meridian's Closing Obligations. At Closing, Meridian shall execute and deliver, or cause to be executed and delivered, to PRCT the following:

(a) The Assignments (as provided for in Section 5. 1), the Exploration Agreement and the Initial Operating Agreement; and

(b) The officer's certificate referred to in Section 6.1(b); and shall pay the Purchase Price as provided in Section 3.2.

7.4 Survival. Except as provided in this Section 7.4, no representations, warranties, covenants and agreements made herein shall survive the Closing. Each representation, warranty, covenant and agreement made herein shall terminate and cease to be of further force and effect as of the Closing or such later date after Closing as is expressly stipulated in this Section 7.4 for the survival thereof. Following the Closing or such later date stipulated in this Section 7.4 for the survival thereof, such representation, warranty, covenant or agreement shall not form the basis for or give rise to any claim, demand, cause of action, counterclaim, defense, damage, indemnity, obligation or liability which is asserted, claimed, made or filed following the Closing or such later date stipulated for survival. It is expressly agreed that the terms and provisions of:

(a) Article IV (other than Sections 4.1(a), 4.1(b), 4.1(c), 4.1(d), 4. I (e), 4,1(i), 4.1(o), the last two paragraphs of Section 4.1, Sections 4.2(a), 4.2(b), 4.2(c), 4.2 (g), 4.2(h), 4.2(i) and 4.2(n)) shall survive the Closing for a period of one (1) year from the Closing Date, and

(b) Sections 4.1(a), 4. I (b), 4.1(c), 4.1(d), 4.1(e), 4.1(i), 4.1(o), the last two paragraphs of Section 4. 1, Sections 4.2(a), 4.2(b), 4.2(c), 4.2(g), 4.2(h), 4.2(i), 4.2(n), and this Section 7.4, and Articles V, VIII, IX, X and XI shall survive the Closing indefinitely or for such shorter period of time as may be stipulated in such provisions.

In addition, the definitions set forth in Article I of this Agreement or in any other provision of this Agreement which are used in the representations, warranties, covenants and agreements which survive the Closing pursuant to this Section 7.4 shall survive the Closing to the extent necessary to give operative effect to such surviving representations, warranties, covenants and agreements.

ARTICLE VIII
OPERATIONS

8.1 Operations. If the Closing occurs, the terms of the Applicable Operating Agreement shall govern and control all operations conducted upon the Subject Lands covered thereby and such other matters as are expressly provided for in this Agreement. Except as provided in Section 11. 10, in the event of any conflict between the terms of this Agreement and the Applicable Operating Agreement, the terms of this Agreement shall prevail.

ARTICLE IX
DAMAGES

NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, PRCT AND MERIDIAN AGREE THAT THE RECOVERY OF EITHER PARTY HERETO OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY (AND THE INDEMNIFIED PARTIES TO WHICH SUCH OBLIGATIONS MAY EXTEND UNDER THE TERMS HEREOF) AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY OR ANY INDEMNIFIED PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES, BUSINESS INTERRUPTION OR LOST OR DELAYED PRODUCTION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY OR ANY INDEMNIFIED PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS HEREUNDER.

ARTICLE X
ASSUMPTION AND INDEMNIFICATION

10.1 Indemnification by PRCT. FROM AND AFTER THE CLOSING DATE, PRCT SHALL INDEMNIFY AND HOLD HARMLESS MERIDIAN AND ITS AFFILIATES, EACH OF THEIR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND EACH OF THE HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS OF THE FOREGOING (COLLECTIVELY THE "MERIDIAN INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL (I) EXCLUDED LIABILITIES INCURRED BY OR ASSERTED AGAINST ANY OF THE MERIDIAN INDEMNIFIED PARTIES , INCLUDING ANY EXCLUDED LIABILITY BASED ON NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF THE MERIDIAN INDEMNIFIED PARTY OR ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON OR STATUTORY) OR EQUITY; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL NOT COVER ANY OBLIGATIONS OF ANY OF THE MERIDIAN INDEMNIFIED PARTIES WHICH FROM TIME TO TIME EXIST UNDER OR PURSUANT TO ANY OF THE RELATED AGREEMENTS AND (II) ANY COVERED LIABILITY RESULTING FROM ANY MISREPRESENTATION, BREACH OF WARRANTY OR NONFULFILLMENT OF ANY COVENANT OR AGREEMENT ON THE PART OF MERIDIAN HEREUNDER.

10.2 Indemnification by Meridian. FROM AND AFTER THE CLOSING DATE, MERIDIAN SHALL INDEMNIFY AND HOLD HARMLESS PRCT AND ITS AFFILIATES, EACH OF THEIR DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS, AND EACH OF THE HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS OF THE FOREGOING (COLLECTIVELY THE "PRCT INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL (I) ASSUMED LIABILITIES INCURRED BY OR ASSERTED AGAINST ANY OF THE PRCT INDEMNIFIED PARTIES, INCLUDING ANY ASSUMED LIABILITY BASED ON NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF THE PRCT INDEMNIFIED PARTY OR ANY OTHER THEORY OF LIABILITY,. WHETHER IN LAW (WHETHER COMMON OR STATUTORY) OR EQUITY; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL NOT COVER ANY OBLIGATIONS OF ANY OF THE PRCT INDEMNIFIED PARTIES WHICH FROM TIME TO TIME EXIST UNDER OR PURSUANT TO ANY OF THE RELATED AGREEMENTS AND (II) ANY COVERED LIABILITY RESULTING FROM ANY MISREPRESENTATION, BREACH OF WARRANTY OR NONFULFILLMENT OF ANY COVENANT OR AGREEMENT ON THE PART OF PRCT HEREUNDER.

10.3 Third Party Claims. If a claim by a third party is made against Meridian Indemnified Party or a PRCT Indemnified Party (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this Article X such Indemnified Party shall promptly notify Meridian or PRCT, as the case may be (the "Indemnitor") of such claims. The Indemnitor shall have thirty (30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnitor shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, however, the fees and expenses of such counsel shall be borne by such Indemnified Party. So long as the Indemnitor, at the Indemnitor's cost and expense,

(i) has undertaken the defense of, and assumed full responsibility for all Covered Liabilities with respect to, such claim,

(ii) is reasonably contesting such claim in good faith, by appropriate proceedings, and

(iii) has taken such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnified Party for payment of such claim, the Indemnified Party shall not pay or settle any such claim. Notwithstanding compliance by the Indemnitor with the preceding sentence, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such claim. If, within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder, the Indemnitor does not notify the Indemnified Party that it elects, at the Indemnitor's cost and expense, to undertake the defense thereof and assume full responsibility for all Covered Liabilities with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith or to prevent action to foreclose a lien against or attachment of the Indemnified Party's property as contemplated above, the Indemnified Party shall have the right to contest, settle or compromise the claim and, to the extent the actions taken by the Indemnified Party in contesting, settling or compromising the claim are reasonable and in good faith, the Indemnified Party shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

10.4 Exclusive Remedy. After Closing, the indemnity provisions of this Article X shall be the sole and exclusive remedy of each 'Party for and on account of any breach by the other Party of any of such other Party's representations and warranties under this Agreement.

ARTICLE XI
MISCELLANEOUS PROVISIONS

11.1 Relationship of the Parties. It is not the purpose or intention of the Parties to create, and this Agreement shall never be construed as creating, a joint venture, mining partnership or other relationship whereby any Party shall be held liable for the acts, either of omission or commission, of any other Party hereto.

11.2 Choice of Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11.3 Jurisdiction; Process. EACH PARTY CONSENTS TO PERSONAL JURISDICTION IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY COURT, FEDERAL OR STATE, WITHIN HARRIS COUNTY, TEXAS, HAVING SUBJECT MATTER JURISDICTION AND, WITH RESPECT TO ANY SUCH CLAIM, EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM, OR ANY OBJECTION, THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE, THAT VENUE OR JURISDICTION IS NOT PROPER WITH RESPECT TO ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT IN HARRIS COUNTY, TEXAS, INCLUDING ANY CLAIM THAT SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND ANY CLAIM THAT SUCH PARTY IS NOT SUBJECT TO PERSONAL JURISDICTION OR SERVICE OF PROCESS IN SUCH HARRIS COUNTY, TEXAS FORUM.

11.4 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.5 Laws. This Agreement is made subject to all valid applicable federal, state and local laws, rules, orders, and regulations of any duly constituted federal, state or local regulatory body or authority having jurisdiction thereof, and all operations hereunder shall be conducted in conformity therewith.

11.6 Entire Agreement. This Agreement, together with the Related Agreements and the other instruments referenced herein and the exhibits and attachments hereto, embodies the entire agreement between the Parties with regard to the Subject Lands and the Leases and the Lease Option Agreement, and supersedes all other agreements, arrangements, understandings, negotiations and discussions, whether oral or written, of the Parties relating to the subject matter hereof, and may be supplemented, altered, amended, modified, waived or terminated by writing only, signed by the Parties.

11.7 Time of the Essence. Time is of the essence with respect to matters covered by this Agreement in all respects.

11.8 Successors. Subject to the restrictions on assignment herein contained, the terms and provisions of this Agreement shall inure to the benefit of and shall be binding upon the Parties hereto and their respective legal representatives, successors and assigns.

11.9 Assignment. Neither Party shall assign this Agreement, in whole or in part, save to an Affiliate of such Party, without the prior written consent of the other Party, and any purported assignment in violation hereof shall be null and void. In the event such other Party consents to a proposed assignment or in the case of an assignment to an Affiliate, such assignee must agree to be expressly bound hereby and the assigning Party shall remain liable for its obligations hereunder. Nothing herein shall require the consent of, or restrict the right of a Party to assign all or part of its interest in the Leases after the Closing except as limited in the Exploration Agreement or Applicable Operating Agreement.

11.10 Notice. The parties agree that any notices, communications or documents that either of them desire or that may be required to be delivered to any other shall be sent via telecopy, delivered in person, delivered by recognized courier service (such as Federal Express) or sent certified mail, postage prepaid, return receipt requested, received during normal business hours for the receiving Party and addressed to the Parties at the following respective addresses stated for each:

PRCT:	Petro Resources Corporation 5100 Westheimer, Suite 200 Houston, Texas 77056 Attn: Mr. Wayne P. Hall Telephone: (713) 961-9282 Telecopy: (713) 961-9283

Meridian:	The Meridian Resource & Exploration LLC 1401 Enclave Parkway, Suite 300 Houston, Texas 77077 Attn: Mr. Joseph A. Reeves, Jr. Telephone: (281) 592-7000 Telecopy: (281) 597-8880

Notices or other communications shall be effective upon receipt by the Party to be notified, except that, for purposes hereof, if telecopy or personal delivery is not possible, refusal by any Party to accept correspondence sent by certified mail or two unsuccessful attempts by the U.S. Postal Service to serve any communication sent by certified mail shall be deemed receipt of such correspondence. Any Party may change its address for notices by written notice to the other. The notice provisions hereof shall not supersede the notice provisions of any applicable Operating Agreement for the matters covered thereby.

11.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transaction contemplated hereby is not affected in any adverse manner to any Party.

11.12 Publicity. PRCT and Meridian shall not, and shall cause their respective Affiliates not to, issue or make any publicity statements, news releases or other public statements concerning this Agreement or the operations contemplated by this Agreement, without the prior written consent of the other Party with respect to the form and substance thereof, except that either Party may make any such news release or other public statement where the releasing party is advised by its legal counsel that such news release or other public statement is required by applicable laws or regulations of any governmental body or the rules of any stock exchange on which such Party or any Affiliate of such Party is listed, but in such event the Parties shall use their reasonable good faith efforts to agree as to the form and substance of such news release or other public statement.

11.13 No Third Party Beneficiaries. Except as specified in Article X, which is also intended to benefit and to be enforceable by any of the Indemnified Parties, nothing in this Agreement shall entitle any party other than the Parties to this Agreement to any claim, cause of action, remedy or right of any kind.

11.14 Exhibits. All exhibits referred to in this Agreement are incorporated into and made a part of this Agreement.

11.15  Captions. All titles or headings to Articles, Sections, subsections, or other divisions of this Agreement or the exhibits hereto are only for the convenience of the Parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, or other divisions, such other content being controlling as to the agreement between the Parties.

11.16  Drafting of Agreement. PRCT and Meridian each declare that they have contributed to the drafting of this Agreement or have had it reviewed by their counsel before signing it. It is expressly agreed that this Agreement shall not be construed against any Party on the basis of who drafted this Agreement or who supplied the form of Agreement. Each Party agrees that it has been purposefully drawn and correctly reflects their understanding of the transaction that it contemplates.

11.17  Further Assurances. From time to time (whether before, at or after the Closing Date), and without further consideration, the Parties, as appropriate, shall, and shall cause their appropriate Affiliates to, execute and deliver or cause to be delivered such further instruments of conveyance, assignment and transfer, or any other documents and take such other action as may be necessary, advisable or appropriate to more effectively or completely accomplish the transactions contemplated by this Agreement, including such memorandums of rights or interests and other documents in recordable form as any Party may reasonably deem necessary to protect or give notice of its rights and interests hereunder or with respect to the teases.

11.18  Costs and Expenses. Each Party shall bear its own costs and expenses in connection with the negotiation, preparation and execution of this Agreement.

11.19  Counterparts. Upon its execution by both Parties, this Agreement shall become effective as of the date hereof and shall be binding upon the Parties, their respective legal representatives, successors and assigns. This Agreement may be executed by signing the original or a counterpart thereof, or, if this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if both the Parties had signed the same instrument.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date shown above, in multiple originals, to be effective as of the date hereof.

PETRO RESOURCES CORPORATION D/B/A in Texas as PRCT, Inc.

By:	/s/ Wayne P. Hall

Wayne P. Hall, President of Petro Resources Corporation

THE MERIDIAN RESOURCE & EXPORATION LLC

By:	/s/ Joseph A. Reeves, Jr.

Joseph A. Reeves, Jr. Chief Executive Officer

Exhibit A
to
Lease Purchase Agreement

Leases and Contracts

Item 1:

Contract:	Oil and Gas Lease
Lessor:	Francis Ranch with full executive rights and on behalf of Black Stone Acquisitions Partners 1, L. P.
Lessee:	Petro Resources Corporation dba PRCT, Inc.
Effective Date:	November 28, 2005
Term:	Four (4) years
Acreage:	Approximately 13,761.6 located in Motley County, Texas
Working Interest:	100.00%
Revenue Interest:	80% or 79%, depending on applicable royalty as provided for in Paragraph 4(e) of said Lease
Recording Info:	Not Recorded

Item 2:

Contract:	Oil and Gas Lease
Lessor:	Francis & Francis Investments
Lessee:	Petro Resources Corporation dba PRCT, Inc.
Effective Date:	November 28, 2005
Term:	Three (3) years
Acreage:	Approximately 750.0 acres located in Motley County, Texas
Working Interest:	100.00%
Revenue Interest:	80.00%
Recording Info:	Not Recorded

Item 3:

Contract:	Oil, Gas and Liquid Hydrocarbon Lease
Lessors:	Black Stone Acquisitions Partners I, L.P. and Sugarberry Oil & Gas Corporation

Lessee;	Petro Resources Corporation dba PRCT, Inc.
Effective Date:	January 3, 2006
Acreage:	Block I and Block II containing approximately 10,201.40 gross acres located in Floyd and Motley Counties, Texas
Working Interest:	50.00%
Revenue Interest:	40.00%
Recording Info:	Not Recorded

Item 4:

Contract:	Oil, Gas and Liquid Hydrocarbon Lease

Lessors:	Black Stone Acquisitions Partners I, L.P. and Sugarberry Oil & Gas Corporation

Lessee:	Petro Resources Corporation dba PRCT, Inc.

Effective Date:	January 3, 2006

Acreage:	Block III and Block IV containing approximately 8,326.65 gross acres located in Floyd and Motley Counties, Texas
Working Interest:	50.00%

Revenue Interest:	40.00%

Recording Info:	Not Recorded

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Schedule 4.1(f)
to
Lease Purchase Agreement

(Required Consents and Notifications)

1.	Prior written consent of Black Stone Acquisitions Partners I, L.P. and Sugarberry Oil & Gas Corporation, as Optionors, under the Lease Option Agreement.

2.	Notification as required by Oil and Gas Lease dated effective November 28, 2005, by and between Francis Ranch (on behalf of Black Stone Acquisitions Partners 1, L.P.), as Lessor, and PRCT, as Lessee.

3.	Notification as required by Oil and Gas Lease dated effective November 23, 2005, by and between Francis & Francis Investments, as Lessor, and PRCT, as Lessee.

4.
Prior written consent of Black Stone Acquisitions Partners 1, L.P. and Sugarberry Oil & Gas Corporation, as Lessors, under Oil, Gas and Liquid Hydrocarbon Lease dated effective January 3, 2006 by and between said Lessors and PRCT, as Lessee, covering approximately 10,201.40 gross acres located in Floyd and Motley Counties, Texas.

5.
Prior written consent of Black Stone Acquisitions Partners I, L.P. and Sugarberry Oil & Gas Corporation, as Lessors, under Oil, Gas and Liquid Hydrocarbon Lease dated effective January 3, 2006 by and between said Lessors and PRCT, as Lessee, covering approximately 8,326.65 gross acres located in Floyd and Motley Counties, Texas.

EXHIBIT "B-1"

Attached to and made a part of that certain Lease Purchase Agreement by and between Petro Resources Corporation (in Texas d/b/a PRCT, Inc.) and The Meridian Resource & Exploration LLC

ASSIGNMENT OF INTERESTS IN OIL AND GAS LEASES

THIS ASSIGNMENT OF INTERESTS IN OIL AND GAS LEASES (this "Assignment") executed by PETRO RESOURCES CORPORATION, a Delaware corporation, doing business in the State of Texas as PRCT, Inc. (herein called "Assignor"), to THE MERIDIAN RESOURCE & EXPLORATION LLC, a Delaware limited liability company (herein called "Assignee"), dated effective at 7:00 a.m., Central Standard Time, on January __, 2006 (said hour and day being hereinafter called the "Effective Time").

ARTICLE I
Assignment of Interests in Leases

Assignor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee, the receipt and sufficiency of which consideration are hereby acknowledged and confessed by Assignor, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee, effective as of the Effective Time, an undivided seventy-five percent (75%) interest in and to Assignor's Interest (hereinafter defined) in and to all of the oil and gas leases described in Exhibit A attached hereto and made a part hereof for all purposes (the "Leases") (said undivided seventy-five percent (75%) interest in and to Assignor's Interest in and to the Leases being herein referred to as the "Subject Interests").

TO HAVE AND TO HOLD the Subject Interests unto Assignee, its successors and assigns, forever, subject, however, to the matters set forth herein.

ARTICLE II
Certain Definitions

The following terms, when used in this Assignment, shall have the meanings indicated below (such meanings to be fully applicable to both the singular and plural forms of the terms defined):

"Assignor's Interest" means, when used with respect to any Lease, all of Assignor's right, title and interest therein.

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"Defensible Title" means , respectively, as to Subject Interests related to a particular Lease or portion thereof, record title to such Lease or portion thereof and Subject Interests related to such Lease or portion thereof, that: (i) entitles Assignor to receive and retain, without suspension, reduction or termination, not less than the applicable Net Revenue Interest or Net Revenue Interests specified for such Lease or portion thereof in Exhibit A hereto through plugging, abandonment and salvage of all wells hereafter producing from or attributable to such Subject Interests; (ii) obligates Assignor to bear the costs and expenses attributable to the maintenance, development and operation of such Lease or portion thereof through plugging, abandonment and salvage of all wells hereafter producing from or attributable to such Subject Interests in an amount not greater than the applicable Working Interest or Working Interests specified for such Lease or portion thereof in Exhibit A hereto unless Assignor's Net Revenue Interest therein is proportionately increased; and (iii) except for Permitted Encumbrances, is free and clear of Liens.

"Hydrocarbons" means (i) crude oil, natural gas and other liquid or gaseous hydrocarbons and (ii) all minerals and substances produced with or extracted, separated, processed or produced from crude oil, natural gas or other liquid or gaseous hydrocarbons.

"Lease Option Agreement" means that certain Lease Option Agreement dated effective September 14, 2005, by and between Black Stone Acquisitions Partners I, L.P., and Sugarberry Oil & Gas Corporation, as Optionors, and Assignor, as Optionee.

"Lien" means any lien, mortgage, charge, penalty, restriction, security, interest, collateral assignment, pledge, sale or purchase contract, option, call or dedication, right of first refusal or other preferential purchase right, reservation, condition, sublease, license, area of mutual interest agreement, operating agreement, processing contract, farmout or development agreement, drilling or service contract, easement or right-of-way, pooling or unitization order or agreement, or other encumbrance or similar agreement.

"Net Revenue Interest" means, with respect to any Lease, an interest (expressed as a percentage or decimal fraction) in and to all Hydrocarbons produced and saved from or attributable to the lands covered by such Lease, after giving effect to all royalties, overriding royalties and other burdens upon, measured by, or payable out of production therefrom.

"Permitted Encumbrances" means (a) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the Leases and the Lease Option Agreement; (b) statutory and conventional liens securing payments to operators, mechanics and materialmen or others, payments of taxes or other claims or payment obligations that are, in each case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business; (c) any obligations or duties to any municipality or public authority with respect to any franchise, grant, certificate, license or permit; (d) any easements, rights-of-way, servitudes, permits and other rights in respect of surface operations, pipelines or the like, and easements for pipelines, power lines and other similar rights-of-way, and encroachments, on, over or in respect of any of the Leases that do not, individually or in the aggregate, unreasonably or materially interfere with the operation of the Leases for exploration and production of Hydrocarbons or related operations; (e) all royalties, overriding royalties, net profits interests, production

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payments, carried interests, reversionary interests, calls on production and other burdens on or deductions from the proceeds of production that do not operate to (i) reduce the Net Revenue Interest below that set forth in Exhibit A hereto or (ii) increase the Working Interest above that set forth in Exhibit A hereto without a proportionate increase in the Net Revenue Interest for the applicable Lease; and (f) conventional rights of reassignment prior to abandonment. For the avoidance of doubt, the terms and provisions of the Leases and the Lease Option Agreement shall constitute Permitted Encumbrances.

"Working Interest" means, with respect to any Lease, an interest (expressed as a percentage or decimal fraction) in and to such Lease and all rights and obligations of every kind and character appurtenant thereto, or arising therefrom, without regard to any royalties, overriding royalties or other encumbrances or charges against production therefrom, insofar as such interest is burdened with the obligations to bear and pay costs and expenses attributable to the maintenance, development and operation of the leasehold interest in Hydrocarbons in and under the lands covered by such Lease.

ARTICLE III

Limitation of Warranties; Permitted Encumbrances

Section 3.1       Limitation of Warranties.

(a) Assignor does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular Defensible Title to the Subject Interests, unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise; subject, however, to the Permitted Encumbrances

(b) EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4.1 OF THAT CERTAIN LEASE PURCHASE AGREEMENT DATED JANUARY __, 2006, BY AND BETWEEN ASSIGNOR AND ASSIGNEE, AND THE SPECIAL WARRANTY OF TITLE TO THE SUBJECT INTERESTS CONTAINED IN THIS ASSIGNMENT, THE SUBJECT INTERESTS ARE CONVEYED AND ACCEPTED PURSUANT HERETO WITHOUT ANY OTHER COVENANT, REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO (A) THE QUANTITY, QUALITY, CONDITION, SIZE, WEIGHT, SERVICEABILITY, CONFORMITY TO SAMPLES OF MODELS, (B) ANY OTHER ASPECT OR CONDITION OF THE SUBJECT INTERESTS, ALL OF WHICH ARE CONVEYED BY ASSIGNOR TO ASSIGNEE AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND WITHOUT ANY COVENANTS, REPRESENTATIONS OR WARRANTIES, WHATSOEVER OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, (C) THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO ASSIGNEE BY, ON BEHALF OF OR AT THE DIRECTION OF ASSIGNOR IN CONNECTION WITH THIS ASSIGNMENT INCLUDING, WITHOUT LIMITATION, THAT RELATIVE TO

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PRICING ASSUMPTIONS, QUALITY, QUANTITY OR VOLUMES OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE SUBJECT INTERESTS OR THE ABILITY OR POTENTIAL OF THE SUBJECT INTERESTS OR THE LANDS COVERED BY THE LEASES TO PRODUCE HYDROCARBONS, (D) THE PHYSICAL AND ENVIRONMENTAL CONDITION OF SAID LANDS, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS, OR NATURALLY OCCURRING RADIOACTIVE MATERIALS, IT BEING AGREED BY ASSIGNEE THAT ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO ASSIGNEE HAVE BEEN AND WILL BE PROVIDED TO ASSIGNEE AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST ASSIGNOR AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT ASSIGNEE'S SOLE RISK. TO THE MAXIMUM EXTENT PERMITTED BY LAW, (E) TITLE TO OR THE OWNERSHIP OR OPERATION OF THE SUBJECT INTERESTS OR ANY PART THEREOF AND (F) THE ACCURACY OR COMPLETENESS OF ANY REPORT, ASSESSMENT OR OTHER MATERIAL PURPORTING TO ASSESS OR ALLOCATE PRODUCTION, RESERVES OR VALUE TO ANY SUBJECT INTERESTS OR THE LANDS SUBJECT TO THE LEASES.

(c) To the extent transferable, Assignee shall be and is hereby subrogated to all covenants and warranties of title by parties heretofore given or made to Assignor or its predecessors in title in respect of any of the Subject Interests.

(d) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed that nothing contained herein is intended or shall operate to limit, impair or release any of the respective rights or obligations of Assignee or Assignor under the Lease Purchase Agreement mentioned in paragraph (b) of this Article III.

Section 3.2 Permitted Encumbrances. The Subject Interests are assigned and conveyed by Assignor and accepted by Assignee expressly subject to the Permitted Encumbrances and the terms and provisions of that certain Operating Agreement dated of even date herewith, between Assignor, as operator, and Assignee, as non-operator,

By Assignee's acceptance of this Assignment, Assignee assumes and agrees to bear Assignee's proportionate share (i.e., seventy-five percent (75%)) of all burdens and obligations under the Leases that are attributable to Assignor's Interest and that arise or accrue after (but not before) the Effective Time.

ARTICLE IV

 Miscellaneous

Section 4.1 Further Assurances. Assignor covenants and agrees to execute and deliver to Assignee all such other and additional instruments and other documents and will do all

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such other acts and things as may be necessary to more fully assure to Assignee or its successors or assigns all of the respective properties, rights and interests herein and hereby granted or intended so to be, including, without limitation, executing separate assignments of individual oil and gas leases which are included in the Subject Interests and which are necessary to facilitate the recognition of Assignee's ownership of the Subject Interests by all applicable third parties.

Section 4.2 Successors and Assigns. All of the provisions hereof shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns. All references herein to either Assignor or Assignee shall include their respective successors and assigns.

Section 4.3 Counterparts. This Assignment is being executed in several original counterparts, each of which shall be deemed to be an original instrument, but all of which counterparts shall constitute but one and the same assignment.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the dates of their respective acknowledgments set forth below, to be effective, however, as of the Effective Time.

ASSIGNOR:

PETRO RESOURCES CORPORATION (IN TEXAS D/B/A PRCT, INC.)

By
Name:
Title:

ASSIGNEE:

THE MERIDIAN RESOURCE & EXPLORATION LLC

By
Name:
Title:

5

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on ___________, 2006, by ____________, ______________ of Petro Resources Corporation, a Delaware corporation, doing business in the State of Texas as PRCT, Inc., on behalf of said corporation.

Notary Public, State of Texas
Printed Name:
My Commission expires:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on _____________, 2006, by __________, ________________of The Meridian Resource & Exploration LLC, a
Delaware limited liability company, on behalf of said company.

Notary Public, State of Texas
Printed Name:
My Commission expires:

6

Exhibit A

to

Assignment of Interests in Oil and Gas Leases

EXHIBIT "B-2"

Attached to and made a part of that certain Lease Purchase Agreement by and between Petro Resources Corporation (in Texas d/b/a PRCT, Inc.) and The Meridian Resource & Exploration LLC.

ASSIGNMENT OF INTEREST IN LEASE OPTION AGREEMENT

THIS ASSIGNMENT OF INTEREST IN LEASE OPTION AGREEMENT (this "Assignment") executed by PETRO RESOURCES CORPORATION, a Delaware corporation, doing business in the State of Texas as PRCT, Inc. (herein called "Ass~nor"), to THE MERIDIAN RESOURCE & EXPLORATION LLC, a Delaware limited liability company (herein called "Assignee"), dated effective at 7:00 a.m., Central Standard Time, on __________, 2006 (said hour and day being hereinafter called the "Effective Time").

ARTICLE I

Assignment of Interest in Lease Option Agreement

Assignor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee, the receipt and sufficiency of which consideration are hereby acknowledged and confessed by Assignor, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN and TRANSFER unto Assignee, effective as of the Effective Time, an undivided seventy-five percent (75%) interest in and to Assignor's Interest (hereinafter defined) in and to the Lease Option Agreement (hereinafter defined) (said undivided seventy-five percent (75%) interest in and to Assignor's Interest in and to the Lease Option Agreement being herein referred to as the "Subject Interest").

TO HAVE AND TO HOLD the Subject Interest unto Assignee, its successors and assigns, forever, subject, however, to the matters set forth herein.

ARTICLE II

Certain Definitions

The following terms, when used in this Assignment, shall have the meanings indicated below (such meanings to be fully applicable to both the singular and plural forms of the terms defined):

"Assignor's Interest" means all of the rights, titles and interests of the "Optionee" existing under and by virtue of the Lease Option Agreement.

1

"Lease Option Agreement" means that certain Lease Option Agreement dated effective September 14, 2005, by and between Black Stone Acquisitions Partners 1, L.P., and Sugarberry Oil & Gas Corporation, as Optionors, and Assignor, as Optionee.

ARTICLE III

Limitation of Warranties; Permitted Encumbrances

Section 3.1 Limitation of Warranties.

(a) Assignor does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular the Subject Interest, unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise; subject, however, to the matters set forth herein.

(b) EXCEPT AS EXPRESSLY PROVIDED IN SECTION 4.1 OF THAT CERTAIN LEASE PURCHASE AGREEMENT DATED _____________, 2006, BY AND BETWEEN ASSIGNOR AND ASSIGNEE, AND THE SPECIAL WARRANTY OF TITLE TO THE SUBJECT INTEREST CONTAINED IN THIS ASSIGNMENT, THE SUBJECT INTEREST IS CONVEYED AND ACCEPTED PURSUANT HERETO WITHOUT ANY OTHER COVENANT, REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO (A) THE QUANTITY, QUALITY, CONDITION, SIZE, WEIGHT, SERVICEABILITY, CONFORMITY TO SAMPLES OF MODELS, (B) ANY OTHER ASPECT OR CONDITION OF THE SUBJECT INTEREST, ALL OF WHICH IS CONVEYED BY ASSIGNOR TO ASSIGNEE AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS AND IN ITS PRESENT CONDITION AND STATE OF REPAIR AND WITHOUT ANY COVENANTS, REPRESENTATIONS OR WARRANTIES, WHATSOEVER OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, (C) THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO ASSIGNEE BY, ON BEHALF OF OR AT THE DIRECTION OF ASSIGNOR IN CONNECTION WITH THIS ASSIGNMENT INCLUDING, WITHOUT LIMITATION, THAT RELATIVE TO PRICING ASSUMPTIONS, QUALITY, QUANTITY OR VOLUMES OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE SUBJECT INTEREST OR THE ABILITY OR POTENTIAL OF THE SUBJECT INTEREST OR THE LANDS COVERED BY THE LEASE OPTION AGREEMENT TO PRODUCE HYDROCARBONS, (D) THE PHYSICAL AND ENVIRONMENTAL CONDITION OF SAID LANDS, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS, OR NATURALLY OCCURRING RADIOACTIVE MATERIALS, IT BEING AGREED BY ASSIGNEE THAT ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO ASSIGNEE HAVE BEEN AND WILL BE PROVIDED TO ASSIGNEE AS A CONVENIENCE AND SHALL NOT CREATE

2

OR GIVE RISE TO ANY LIABILITY OF OR AGAINST ASSIGNOR AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT ASSIGNEE'S SOLE RISK. TO THE MAXIMUM EXTENT PERMITTED BY LAW, (E) TITLE TO OR THE OWNERSHIP OR OPERATION OF THE SUBJECT INTEREST OR ANY PART THEREOF AND (F) THE ACCURACY OR COMPLETENESS OF ANY REPORT, ASSESSMENT OR OTHER MATERIAL PURPORTING TO ASSESS OR ALLOCATE PRODUCTION, RESERVES OR VALUE TO ANY SUBJECT INTEREST OR THE LANDS SUBJECT TO THE LEASE OPTION AGREEMENT.

(c) To the extent transferable, Assignee shall be and is hereby subrogated to all covenants and warranties of title by parties heretofore given or made to Assignor or its predecessors in title in respect of the Subject Interest.

Section 3.2 Permitted Encumbrances. The Subject Interest is assigned and conveyed by Assignor and accepted by Assignee expressly subject to the terms and provisions of the Lease Option Agreement.

By Assignee's acceptance of this Assignment, Assignee assumes and agrees to bear Assignee's proportionate share (i.e., seventy-five percent (75%)) of all burdens and obligations under the Lease Option Agreement that are attributable to Assignor's Interest and that arise or accrue after (but not before) the Effective Time.

ARTICLE IV

 Miscellaneous

Section 4.1 Further Assurances. Assignor covenants and agrees to execute and deliver to Assignee all such other and additional instruments and other documents and will do all such other acts and things as may be necessary to more fully assure to Assignee or its successors or assigns all of the respective properties, rights and interests herein and hereby granted or intended so to be, including, without limitation, executing separate assignments of individual oil and gas leases which (upon exercise of the "Option" described in the Lease Option Agreement) shall be included in the Subject Interest and which are necessary to facilitate the recognition of Assignee's ownership of the Subject Interest by all applicable third parties.

Section 4.2 Successors and Assigns. All of the provisions hereof shall inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns. All references herein to either Assignor or Assignee shall include their respective successors and assigns.

Section 4.3 Counterparts. This Assignment is being executed in several original counterparts, each of which shall be deemed to be an original instrument, but all of which counterparts shall constitute but one and the same assignment.

3

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the dates of their respective acknowledgments set forth below, to be effective, however, as of the Effective Time.

                    ASSIGNOR:

PETRO RESOURCES CORPORATION (IN TEXAS DB/A PRCT, INC)

                    By
                    Name:
                    Title:

                    ASSIGNEE:
THE MERIDIAN RESOURCE & EXPLORATION LLC

                    By
                    Name:
                    Title:

4

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on ___________, 2006, by ____________, ______________ of Petro Resources Corporation, a Delaware corporation, doing business in the State of Texas as PRCT, Inc., on behalf of said corporation.

Notary Public, State of Texas
Printed Name:
My Commission expires:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on _____________, 2006, by __________, ________________of The Meridian Resource & Exploration LLC, a
Delaware limited liability company, on behalf of said company.

Notary Public, State of Texas
Printed Name:
My Commission expires:

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